SUB-ITEM 77-H

MFS SERIES TRUST X ON BEHALF OF:

MFS Global Value Fund (formerly MFS Global Conservative Equity Fund) (GOF) MFS International Core Equity Fund (ICF)
MFS Government Mortgage Fund (MGM)
MFS Strategic Value Fund (SVF)
MFS Emerging Markets Debt Fund (EMD)
MFS European Equity Fund (MEQ)
MFS New Endeavor Fund (NEF)

         As of July 31, 2003, the entities beneficially becoming owners of 25% or more of any one Series' voting securities, thereby being considered controlling entities of such Series, are those entities listed as follows.



Series                     Owner and Address               % of Shares Owned


MFS European Equity Fund   Citigroup Global Markets Inc    95.22%



MFS SERIES TRUST X ON BEHALF OF:

MFS Global Value Fund (formerly MFS Global Conservative Equity Fund) (GOF) MFS International Core Equity Fund (ICF)
MFS Government Mortgage Fund (MGM)
MFS Strategic Value Fund (SVF)
MFS Emerging Markets Debt Fund (EMD)
MFS European Equity Fund (MEQ)
MFS New Endeavor Fund (NEF)

As of July 31, 2003, the entities no longer beneficially owning 25% or more of any one Series' voting securities, thereby ceasing to be considered controlling entities of such Series, are those entities listed as follows.


 Series                                 Owner and Address


MFS Emerging Markets Debt Fund         TRS MFS Def Contribution Plan

MFS European Equity Fund               TRS MFS Def Contribution Plan

MFS European Equity Fund               MFS Fund Distributors, Inc.





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